EXHIBIT 10.6

PLEDGE AND SECURITY AGREEMENT (TEXAS)

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), made as of this 22nd day of July, 2013, between Crossroads Systems, Inc., a Delaware corporation with an address at 11000 North Mo-Pac Expressway, Austin, TX 78759 (“Pledgor”), and Fortress Credit Co LLC (“Secured Party”), a Delaware limited liability company having offices located at 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.

RECITALS

WHEREAS, Pledgor is the owner of one-hundred percent (100%) of the outstanding capital of Crossroads Systems (Texas), Inc., a Texas corporation (“Issuer”);

WHEREAS, Pledgor and Secured Party are parties to that certain Credit Agreement, of even date herewith (the “Credit Agreement”), pursuant to which Secured Party has agreed to provide Pledgor with a credit facility in the maximum aggregate principal amount of $10,000,000.00 (the “Loan”) to be evidenced by one or more term or promissory notes (collectively, the “Note”) and secured by, among other things, a security agreement, and subject to the terms and conditions set forth in the Credit Agreement; and

WHEREAS, Lender requires as a condition to the making of the Loan that Pledgor shall have executed and delivered this Agreement for the benefit of Lender.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to secure the Pledgor Obligations (as defined below), it is hereby agreed as follows:

1.	Definitions:

(a)          “Agreement” is defined in the Preamble.

(b)          “Article 8 Matter” means any action, decision, determination or election by Issuer or its member(s), shareholders or partners, as applicable, that its membership interests, partnership interests, stock or other equity interests, as applicable, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.

(c)          “Borrower” has the meaning as set forth in the Credit Agreement (it being understood that, for the purposes of this Agreement, Pledgor and Borrower are one in the same entity).

(d)          “Certificates” is defined in Section 2.

(e)          “Collateral” is defined in Section 2.

(f)          “Consent” is defined in Section 7.

(g)          “Credit Agreement” is defined in the Recitals.

(h)          “Disclosure Schedules” means the Schedule of Exception attached as Exhibit C.

(i)          “Distributions” means all distributions (whether in cash or in kind) and all interest in respect of, and all proceeds of, any instrument or interest constituting part of the Collateral, of whatever kind or description, real or personal, whether in the ordinary course or in partial or total liquidation or dissolution, or any recapitalization, reclassification of capital, or reorganization or reduction of capital, or otherwise.

(j)          “Equity Interests” means all of the capital stock or other equity interests of, and all other right, title and interest now owned or hereafter acquired by, Pledgor in and to Issuer.

(k)          “Event of Default” is defined in Section 8.

(l)          “Formation Agreement” means, collectively, the bylaws of Issuer and the Articles of Incorporation of Issuer dated as of September 26, 1996, as amended.

(m)          “General Intangibles” has the meaning ascribed thereto in Article 9 of the Uniform Commercial Code.

(n)          “Indemnified Parties” is defined in Section 20.

(o)          “Issuer” is defined in the Recitals.

(p)          “Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

(q)          “Lender” has the meaning ascribed thereto in the Credit Agreement (it being understood that, for the purposes of this Agreement, Lender and Secured Party are one in the same entity).

(r)          “Loan” is defined in the Recitals.

(s)          “Maturity Date” is defined in Section 6.

(t)          “Note” is defined in the Recitals.

(u)          “No-Action Letters” means various No-Action Letters issued by the SEC staff as described in Section 15.

(v)         “Obligations” has the meaning ascribed thereto in the Credit Agreement.

(w)          “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or governmental authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

(x)          “Pledgor” is defined in the Preamble (it being understood that, for the purposes of this Agreement, Pledgor and Borrower are one in the same entity).

(y)          “Pledgor Obligations” is defined in Section 2(a).

(z)          “SEC” means the United States Securities and Exchange Commission.

(aa)         “Secured Party” is defined in the Preamble (it being understood that, for the purposes of this Agreement, Lender and Secured Party are one in the same entity).

(bb)         “Securities” has the meaning ascribed thereto in Article 8 of the Uniform Commercial Code.

(cc)         “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(dd)         “Securities Laws” means the Securities Act and applicable state securities laws.

(ee)         “UCC” means with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

(ff)         “Voting Rights” means all of Pledgor’s rights under the Formation Agreement to vote and give approvals, consents, decisions and directions and exercise any other similar right with respect to the Collateral.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Credit Agreement.

2.

(a)          As security for the Obligations, including without limitation the performance and observance of all of Pledgor’s obligations now or hereafter existing under this Agreement (all such obligations being collectively referred to as the “Pledgor Obligations”), Pledgor hereby pledges, hypothecates, mortgages, assigns, transfers and grants to Secured Party a first priority (subject to Permitted Liens) perfected, continuing security interest in and Lien in, under and to all of Pledgor’s right, title and interest in and to (i) the Formation Agreement and the Equity Interests, including, without limitation, Pledgor’s share of the profits, losses and capital of Issuer, and all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever which currently exist or may be issued or granted by Issuer to Pledgor, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests, (ii) all Distributions, (iii) all General Intangibles and Securities relating to the foregoing, (iv) the proceeds (including claims against third parties), products and accessions of the foregoing, (v) all replacements and substitutions of the foregoing, (vi) all books and records (including computerized records, software and disks) relating to any of the foregoing, (vii) all other rights appurtenant to the property described in foregoing clauses (i) through (vi), and (viii) any partnership certificates, stock certificates, share certificates, limited liability company certificates or other certificates or instruments evidencing the foregoing (“Certificates”), all products, replacements, additions, improvements, and proceeds of all or any part of the foregoing, are hereinafter collectively referred to as the “Collateral.”

(b)          Borrower will execute, endorse and deliver all documents which Secured Party may reasonably require to perfect Secured Party’s security interest granted under this Agreement, including without limitation, an assignment separate from certificate representing the Certificates and naming Secured Party as assignee, in substantially the form attached as Exhibit B.

(c)          No filing or other action is or will be necessary to perfect such security interest of Secured Party in the Equity Interests that are represented by a Certificate, except for delivery to Secured Party of the Certificates evidencing the Equity Interests endorsed or accompanied by appropriate powers duly endorsed in blank. The security interest of Secured Party in any of the Collateral that is not represented by a Certificate, if any, shall be perfected by the filing of a financing statement or statements as hereinafter provided.

3.          Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Pledgor Obligations and are or will be owed by Borrower to the Secured Party under the Loan Documents. The security interest and Lien created hereby shall remain in full force and effect until payment in full of the Pledgor Obligations. The documents held by the Secured Party shall be returned to the Pledgor, the security interest and Lien created hereby shall cease and terminate and this Agreement shall be deemed terminated without further liability on the part of any party to the other promptly following payment in full of the Pledgor Obligations.

4.          Pledgor hereby collaterally assigns the Voting Rights to Secured Party, subject to the terms and provisions of this Agreement, the Credit Agreement and the other Loan Documents.

(a)          Except during the continuance of an Event of Default (defined in Section 8), Pledgor may, in its sole discretion, exercise the Voting Rights, provided that Pledgor shall not exercise the Voting Rights in a manner which would be inconsistent with or result in a violation of any provision of this Agreement, or any other Loan Document. Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the Voting Rights shall cease and Secured Party shall have the right to exercise, in person or by its nominees or proxies, all Voting Rights assigned to it hereunder and Secured Party shall exercise such Voting Rights in such manner as Secured Party in its sole discretion shall deem to be in Secured Party’s best interests (subject to the terms of this Agreement and the other Loan Documents). Upon the occurrence and during the continuance of an Event of Default, Pledgor shall effect the directions of Secured Party in connection with any such exercise in accordance with this Agreement.

(b)          In connection with Secured Party’s exercise of the Voting Rights, Pledgor shall cause Issuer to rely on a notice from Secured Party stating that an Event of Default has occurred and is continuing under any Loan Documents, in which event no further direction from Pledgor shall be required to effect the assignment of Voting Rights hereunder from Pledgor to Secured Party, and Issuer shall immediately permit Secured Party to exercise all of the Voting Rights in respect of the business and affairs of Issuer. If Secured Party provides Pledgor and Issuer with written notice that the applicable Event of Default has been cured or has been waived, Pledgor shall regain all of its rights to exercise the Voting Rights.

(c)          Pledgor acknowledges that, except for this Agreement and the other Loan Documents, it has not entered into, and it is not bound by the terms of, any agreement or understanding, whether oral or written, with respect to the purchase, sale, transfer or voting of any Voting Rights.

5.          Except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, Pledgor makes the following representations, covenants and warranties to Secured Party (which representations, covenants and warranties shall survive the execution and delivery of this Agreement), and agrees with Secured Party, as follows:

(a)          Pledgor has all requisite power and authority to execute, deliver and perform this Agreement and the Formation Agreement and to consummate the transactions contemplated hereby;

(b)          This Agreement is the legal, valid and binding obligation of Pledgor, and is enforceable as to Pledgor in accordance with its terms, subject, however, to bankruptcy, insolvency and other rights of creditors generally and to general principles of equity;

(c)          The execution, delivery, observance and performance by Pledgor of this Agreement and the transactions contemplated hereby will not result in any violation of the Formation Agreement or, to Pledgor’s knowledge, of any constitutional provision, law, statute, ordinance, rule or regulation applicable to it; or of any judgment, decree or order applicable to it and will not conflict with, or cause a breach of, or default under, any such term or, except for the Liens created or contemplated hereby, result in the creation of any mortgage lien, pledge, charge or encumbrance upon any of its properties or assets pursuant to any such term;

(d)          Except for the filing of an appropriate financing statement, it is not necessary for Pledgor to obtain or make any (i) governmental consent, approval or authorization, registration or filing from or with any governmental authorities, or (ii) consent, approval, waiver or notification of partners, creditors, lessors or other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement or the consummation of the transactions herein presently contemplated which has not been filed or obtained;

(e)          Pledgor is as of the date hereof (i) the owner of one-hundred percent (100%) of the Equity Interests in Issuer and (ii) the sole owner of all direct beneficial interests in the Collateral. Pledgor owns the Collateral, and the Collateral is and shall remain, free and clear of any lien, mortgage, encumbrance, charge, pledge, security interest, or claim of any kind (including, without limitation, any unconditional sale or other title retention agreement) other than as created by this Agreement or as permitted by the Loan Documents;

(f)          The Equity Interests are, and Pledgor covenants and agrees that it will ensure at all times that such Equity Interests remain, “securities” within the meaning of the UCC and, in particular, with respect to the Equity Interests that are represented by a Certificate or Certificates, are “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC, and Pledgor has taken all steps necessary to afford Secured Party “control” of such Equity Interests within the meaning of the UCC;

(g)          The Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable;

(h)          The Equity Interests constitute one-hundred percent (100%) of the interests in capital, profits, distribution, management and Voting Rights in Issuer (subject to the terms of the Formation Agreement);

(i)          Pledgor shall not, without Secured Party’s prior written consent, create, incur or assume any other indebtedness other than (A) the Pledgor Obligations, (B) trade accounts payable, or accrued expenses, that are or would be incurred in the ordinary course of business of and payable within ninety (90) days, (C) with respect to Pledgor, indebtedness permitted to be incurred in accordance with the Credit Agreement, and (D) with respect to Issuer, indebtedness permitted to be incurred in accordance with the Formation Agreement;

(j)          Upon Secured Party obtaining and maintaining possession of the Certificates identified on Schedule 1 and the filing of a UCC financing statement adequately describing the Collateral in the office of the Secretary of State of the State of Delaware (such state being the state of Pledgor’s formation), all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first priority Lien on, and first priority perfected (assuming the Secured Party’s possession of the Certificates and filing of the financing statements referenced above) security interest in, the Collateral (except if and to the extent that the perfection of a security interest in certain types or categories of the Collateral may be perfected by other means and may have priority under the UCC), in favor of Secured Party, prior to all other Liens, security interests and other claims of any sort whatsoever, have been taken. Pledgor has not granted a security interest in the Collateral to any other party, and the security interest granted pursuant to this Agreement in the Collateral constitutes a valid, perfected first priority security interest in the Collateral, enforceable as such against all creditors of, and purchasers from, Pledgor;

(k)          Neither the Pledgor nor, to Pledgor’s knowledge, the Issuer, has changed its name, or used, adopted or discontinued the use of any trade name, fictitious name or other trade name or trade style;

(l)          Pledgor will not change its name in any manner which could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507(c) of the UCC (or any other then-applicable provision of the UCC) without the prior written consent of Secured Party;

(m)          Pledgor shall perform all of its obligations under the Formation Agreement and shall not amend or suffer the amendment of the Formation Agreement in contravention of the Loan Documents or in any manner that would reduce or impede Secured Party’s rights or remedies hereunder;

(n)          In no event shall Pledgor, prior to satisfaction in full of the Pledgor Obligations (as such term is defined in the Credit Agreement) in each case except as may be otherwise permitted by this Agreement or the Credit Agreement: (i) sell, transfer or assign or otherwise dispose of its Equity Interests; (ii) withdraw from Issuer; (iii) cause the dissolution of Issuer; or (iv) withdraw or cause the dissolution of Pledgor, in case of any of (i) through (iv), without Secured Party’s express written consent, which Secured Party may grant, withhold or condition in Secured Party’s sole and absolute discretion;

(o)          Pledgor shall keep and maintain at its current principal place of business satisfactory and complete records of the Collateral, including without limitation a record of all payments received, all capital contributions made and all credits granted with respect to the Collateral and all other dealings with the Collateral. Secured Party, its agents and representatives, shall be granted access to, and the right to photocopy, such books and records at all reasonable times on reasonable notice to Pledgor. Pledgor shall not change its principal place of business nor remove such books and records without the prior written consent of Secured Party, except in the event of casualty or other emergency in which case Pledgor shall give Secured Party notice of such change within ten (10) days of such occurrence;

(p)          Pledgor shall deliver to Secured Party or cause Issuer to deliver to Secured Party copies of all reports, accounting, and other financial information that (i) Pledgor is entitled to receive as a limited partner in Issuer, and (ii) any other financial and reporting information as Secured Party may reasonably request from time to time. Without limitation, Pledgor shall deliver to Secured Party or cause Issuer to deliver to Secured Party financial information relating to Issuer, in form and substance reasonably acceptable to Secured Party (in each instance certified as true, correct and complete by Pledgor) to be delivered within thirty (30) days following the end of the immediately preceding month;

(q)          The Collateral is not subject to any adverse claim, Lien, security interest or encumbrance whatsoever;

(r)          Pledgor will forever warrant and defend Secured Party’s right, title, priority, Lien and security interest in and on the Collateral against the claims and demands of all persons whosoever;

(s)          Pledgor has not been known by any other name during the last ten (10) years;

(t)          There is no action or proceeding pending, or to the knowledge of Pledgor, threatened which in any way might materially and adversely affect (i) the rights of Secured Party under this Agreement; (ii) Pledgor’s ability to perform its obligations hereunder, (iii) the title to the Collateral; (iv) the validity or priority of the security interest and Lien in and on the Collateral created hereunder; (v) Pledgor; or (vi) Issuer;

(u)          Pledgor shall not make (or enter into any agreement to make) or suffer (i) any sale, transfer, exchange, leasing or assignment of, (ii) any further pledge, mortgage or encumbrance of; or (iii) any further Lien upon or security interest in all or any part of the Collateral, except, in each case, as specifically permitted under this Agreement and the Loan Documents;

(v)         Pledgor, without cost or expense to Secured Party, shall execute, deliver, file and record such further agreements, instruments and documents as Secured Party may reasonably require, including without limitation financing statements covering the Collateral and amendments thereto, to impose, perfect and protect the security interest and Lien created and granted herein, and hereby irrevocably authorizes Secured Party to execute, in the name of Pledgor, any such agreements, instruments and documents and to file and record the same; and Secured Party is authorized to file one (1) or more financing statements covering the Collateral signed only by Secured Party;

(w)          If at any time while any of the Pledgor Obligations remain outstanding, (i) Pledgor directly or indirectly comes into possession of any Certificates for any purpose, or (ii) renewals, substitutions, replacements or amendments of the Certificates are delivered to Pledgor, then in any such event Pledgor shall, without notice or demand from Secured Party, immediately deliver the same or cause them to be delivered to Secured Party, and the same shall also constitute the Certificates, as the case may be, hereunder. Any and all Certificates or instruments at any time representing or evidencing any Collateral shall be immediately delivered to and held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably satisfactory to Secured Party. Subject to the requirements of applicable law (including the UCC) and the limitations provided in this Agreement, Secured Party shall have the right, at any time, after the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of Secured Party or its nominee any Collateral, and, to the full extent permitted by law, Debtor waives all rights under applicable law inconsistent with the rights granted Secured Party in this sentence. In addition, Secured Party shall have the right at any time to exchange Certificates or instruments representing or evidencing Collateral for Certificates or instruments of smaller or larger denominations;

(x)          Except as provided in the Formation Agreement or with the prior written consent of Secured Party, Pledgor has not permitted and shall not permit the issuance of any units of limited partnership interest, membership interest, stock or partnership interest, as applicable, or other securities in addition to or in substitution for the Equity Interests;

(y)          In case, upon the dissolution or liquidation (in whole or in part) of Issuer, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to Secured Party to be held by Secured Party as additional Collateral hereunder;

(z)          Pledgor shall furnish, within ten (10) days’ request by Secured Party, a statement addressed to Secured Party or its designees, duly sworn, of the unpaid amount of the Pledgor Obligations, and whether any offsets or defenses exist against the obligation of Pledgor to pay all or any portion of the Pledgor Obligations;

(aa)         Subject to the requirements of applicable law, Secured Party, in any action to enforce, foreclose or protect the security interest and Lien created and granted hereby, shall be entitled, without notice and without regard to the adequacy of any security held by Secured Party for the Pledgor Obligations, to the appointment of a receiver, special fiscal agent or other fiduciary as Secured Party may elect, and, to the full extent permitted by law, Debtor waives all rights under applicable law inconsistent with the rights granted Secured Party in this sentence;

(bb)         Issuer is a corporation duly organized and validly existing under the laws of the State of Texas and has the power and authority, and the legal right, to own and operate its property; and

(cc)         Subject to Section 2.2(b)(iii) of the Credit Agreement, Pledgor shall be liable to Secured Party for (and shall pay within fifteen (15) days of delivery by Secured Party of any demand or invoice for) any expenditures by Secured Party in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and for the maintenance and preservation of the Collateral, including but not limited to taxes, appraisal fees, certificate of title charges, recording and filing fees (including Uniform Commercial Code financing statement fees, taxes (including documentary stamps) and search fees), the fees and disbursements of Secured Party’s in-house and outside counsel, levies, insurance and repairs, and for the repossession, holding, preparation for sale, and the sale of the Collateral (including attorneys’ and accountants’ fees and expenses), and all such liabilities shall be included in the definition of Pledgor Obligations, shall be secured by the security interest granted herein, and shall be payable upon demand.

6.          Pledgor hereby agrees that, without notice or further assent, before, at or after the date on which the unpaid principal balance of the Note matures or is due and payable (the “Maturity Date”), expressed or declared, (a) the liability of the Pledgor or any other party under the Note, may, from time to time, in whole or in part, be renewed, extended, modified, prematured, compromised or released by Secured Party, whether in bankruptcy proceedings or otherwise, as Secured Party may deem advisable; and (b) Secured Party may, from time to time, in its sole and exclusive discretion, exchange, modify, release or surrender, in whole or in part, with or to Pledgor and its representatives, or any other appropriate party, as the case may be (i) any and all Collateral and any and all substitutes or additions thereto; or (ii) the surplus net proceeds derived from the sale or sales or disposition of the Collateral by Secured Party pursuant to the terms of this Agreement.

7.          Except during the continuance of an Event of Default, Pledgor shall have the right to receive Distributions in respect of the Collateral. Pledgor hereby irrevocably authorizes and directs Issuer, upon the occurrence and during the continuance of an Event of Default, to distribute, transfer, pay and deliver directly to Secured Party, and not to Pledgor, in accordance with that certain Consent of Issuer attached as Exhibit A and made a part hereof (the “Consent”), any and all Distributions at such time and in such manner as such Distributions would otherwise be distributed, transferred, paid and delivered to Pledgor, for application in accordance with this Agreement. If, during the continuance of an Event of Default, Pledgor receives any Distributions, Pledgor shall accept the same as Secured Party’s agent and hold the same in trust on behalf of and for the benefit of Secured Party and shall promptly deliver the same forthwith to Secured Party for application in accordance herewith, together with appropriate forms of assignment, UCC financing statements, and other appropriate instruments, if necessary, indicating the security interests of Secured Party in and to such Distribution. Pledgor authorizes and directs Secured Party to apply any Distributions received by Secured Party in the manner herein described.

8.          The occurrence of an “Event of Default”, as such term is defined in the Credit Agreement, shall constitute an “Event of Default” under this Agreement.

Upon the occurrence and during the occurrence of an Event of Default, following applicable notice and grace period, Secured Party shall have the right to declare the Note immediately due and payable by giving written notice thereof to Borrower, and upon giving such notice, the Pledgor Obligations shall be immediately due and payable by Borrower to Secured Party.

9.          In the event that Secured Party elects to accelerate the Pledgor Obligations as provided above and on the date specified in such notice Borrower fails to pay the Pledgor Obligations, or, in any event, if Borrower shall fail to pay the Pledgor Obligations upon the Maturity Date, then in any such events Secured Party shall have the right, in its sole discretion, in addition to any and all other rights it may have under the Note, this Agreement, any other Loan Document, the Uniform Commercial Code, and otherwise at law or in equity, (a) to apply any cash which it received and retained as additional Collateral pursuant to the provisions of this Agreement, to the payment of the Pledgor Obligations; (b) credit bid and purchase (as determined by Secured Party in its sole discretion but in all cases subject to applicable law) all or any portion of the Collateral; and (c) to sell, assign and deliver at one or more times, all or any part of the Collateral at public or private sale, for cash, on credit or for future delivery, with or without advertisement of the time, place or terms of sale and in connection therewith to grant options and to use the services of a broker, all of the foregoing as Secured Party may elect in its sole discretion but in all cases subject to applicable law, except that, if the sale be a private sale, ten (10) days’ written notice shall be given to Pledgor of the date, time and place of any sale and the terms of the sale, which notice Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. Any sale shall be free of any and all equity or right of redemption, which Pledgor hereby waives and releases. At any sale Secured Party, or its designee, may purchase the Collateral being sold, including, without limitation, pursuant to a credit bid and purchase or similar offset of any amounts due and owing to Secured Party by Borrower, in each case if and to the extent so permitted by applicable law. Secured Party shall not be obligated to make any sale of all or any part of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Secured Party may sell all or a portion of the Collateral. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time, and Secured Party may adjourn such sale (private or public) by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. If any of the Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of such failure, Secured Party may resell such Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by Secured Party. In case of any sale, Secured Party may first deduct all costs and expenses of collection, sale and delivery of the Collateral sold and any costs and expenses incidental thereto, including, but not limited to, reasonable attorneys’ fees and disbursements, brokerage commissions and transfer fees and taxes, and shall apply any residue first to the payment of any accrued charges (other than interest) due under the Note, this Agreement or any other Loan Document, then to the payment of the accrued interest payable under the Note and then to the unpaid principal balance of the Note. The balance, if any, remaining after full satisfaction of the Pledgor Obligations shall be paid first as provided in the Loan Documents and the Formation Agreement and thereafter to Pledgor, to the extent permitted by law, and provided there are not other claimants. Any sale conducted upon the foregoing terms or by any other method of sale (if conducted in conformity with practices of any lenders disposing of similar security or otherwise in accordance with the Uniform Commercial Code) shall be deemed commercially reasonable. Pledgor agrees that Secured Party shall have the right to continue to retain the Collateral until such time as Secured Party, in its reasonable judgment, believes that an advantageous price can be obtained for the Collateral and Secured Party shall not be liable to Borrower for any loss in the value of the Collateral by reason of any such retention of the Collateral by Secured Party. Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as if such rights and remedies were fully set forth herein, and any rights and remedies of a secured party under any version of the Uniform Commercial Code in effect in any applicable jurisdiction in which such rights or remedies are sought to be enforced. To the full extent permitted by law, Debtor waives all rights under applicable law inconsistent with the rights granted Secured Party in this Section 9.

10.         In addition to the remedies set forth herein, upon the occurrence and during the continuance of an Event of Default, Secured Party may, by delivering written notice to Issuer and Pledgor, after having acquired the right, title and interest of Pledgor’s Equity Interests, succeed, or designate one or more nominees(s) to succeed, to all right, title and interest of Pledgor (including, without limitation, any Voting Rights with respect to the Equity Interests) as a member, shareholder or partner of Issuer, as applicable, relating to the Equity Interests acquired. Pledgor hereby irrevocably authorizes and directs Issuer on receipt of any such notice (a) to deem and treat Secured Party or its nominee in all respects as a member, shareholder or partner, as applicable (and not merely an assignee of a member, shareholder or partner, as applicable), of Issuer entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to any and all membership, shareholder or partnership matters, as applicable, pursuant to the Formation Agreement) to receive all Distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to such membership, shareholder or partnership interests, as applicable, to which Pledgor would have been entitled had Pledgor’s membership, shareholder or partnership interests, as applicable, not been transferred to Secured Party or such nominee; (b) to execute amendments to the Formation Agreement admitting Secured Party or such nominee as a member, shareholder or partner, as applicable, in place of Pledgor; and (c) to issue the membership, shareholder or partnership certificate(s), as applicable, in the name of Secured Party or its nominee, with respect to each of the Equity Interests represented by a Certificate or Certificates.

11.         Pledgor agrees that Secured Party and its officers, agents and attorneys shall incur no liability to Pledgor or Issuer in the event that Secured Party (a) transfers the Collateral in accordance with the provisions of this Agreement or (b) refuses to effect any transfer of the Collateral attempted to be made by Pledgor without any consent or approval of Secured Party required by the terms hereof, and Pledgor hereby agrees to indemnify Secured Party against, and to hold Secured Party harmless from, any and all expenses, liabilities and damages incurred or sustained by reason of its acts or omissions, as aforesaid, in each case except if and to the extent that Secured Party’s acts or omissions constitute gross negligence or willful misconduct.

12.         Effective upon the occurrence and during the continuance of an Event of Default, Pledgor hereby appoints Secured Party as Pledgor’s attorney-in-fact coupled with an interest for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof.

13.         The remedies provided herein in favor of Secured Party shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Secured Party existing at law or in equity.

14.         In exercising its remedies hereunder, Secured Party may be unable to sell Equity Interests publicly without registering them under the Securities Laws, which would likely be an expensive and time-consuming undertaking and, in fact, one which might be impossible to accomplish even if Secured Party were willing to invest the necessary time and money. Even though Secured Party may be able to register Equity Interests under the Securities Laws, it may nonetheless regard such registration as too expensive or too time-consuming (such determination to be made in Secured Party’s sole discretion). If Secured Party sells Equity Interests without registration, Secured Party may be required to sell them only in private sales to a restricted group of offerees and purchasers who fulfill certain suitability standards and who will be obliged to agree, among other things, to acquire the Equity Interests for their own account for investment and not with a view to distributing or reselling them. Pledgor acknowledges that such a private sale may result in less favorable prices and other terms than a public sale. Pledgor agrees that a private sale, even under these restrictive conditions, will not be considered commercially unreasonable solely by virtue of the fact that Secured Party has not registered or sought to register the Equity Interests under the Securities Laws, even if Pledgor or Issuer agrees to pay all costs of the registration process.

15.         Pledgor is aware that Section 9-610 of the UCC states that Secured Party is able to purchase the Equity Interests only if they are sold at a public sale. Pledgor is also aware that SEC staff personnel have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Pledgor is also aware that Secured Party may wish to purchase the Equity Interests that are sold at a foreclosure sale, and Pledgor believes that such purchases would be appropriate in circumstances in which the Equity Interests are sold in conformity with the principles set forth in the No-Action Letters. Pledgor specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (a) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (b) will not be considered commercially unreasonable solely by virtue of the fact that Secured Party has not registered or sought to register the Equity Interests under the Securities Laws, even if Pledgor agrees or Issuer agrees to pay all costs of the registration process; and (c) will not be considered commercially unreasonable solely by virtue that Secured Party purchases Equity Interests at such a sale.

16.         Pledgor agrees that Secured Party shall have no general duty or obligation to make any effort to obtain or pay any particular price for any Equity Interests sold by Secured Party pursuant to this Agreement (including sales made to Secured Party). Secured Party may, in its discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers.

17.         Pledgor shall use all reasonable efforts to do or cause to be done all such other acts and things (except that Pledgor shall not be obligated to register any Equity Interests under the Securities Laws) as may be reasonably necessary to make any sale or sales of Equity Interests valid and binding and in compliance with applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor’s expense.

18.         Secured Party may, at its option, make any payments for Pledgor’s or Issuer’s account, or perform any of Pledgor’s or Issuer’s obligations under this Agreement or do any acts required to be done in order to prevent a default under or breach of this Agreement, but Secured Party under no circumstances shall be obligated to do so. If Secured Party makes any of said payments or does any of said acts, then said payments and the costs of said acts (including, without limitation, reasonable attorneys’ fees and disbursements), together with interest thereon at the default rate set forth in the Credit Agreement, shall be added to the Pledgor Obligations secured hereby, and shall be payable to Secured Party by Pledgor on demand, whether or not any action or proceeding is commenced by or against Secured Party. If any action or proceeding is commenced by Secured Party, or if any action or proceeding is commenced by Pledgor or anyone else and Secured Party is made a party thereto, in which action or the proceeding it becomes necessary or desirable to foreclose, uphold or defend the security interest and Lien created by this Agreement or to enforce, uphold or defend any of the rights granted to Secured Party by this Agreement, then all reasonable sums paid by Secured Party for the expense of any such litigation and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), so incurred together with interest thereon at the Default Rate (assuming one is defined under the Loan Documents; if not, then at the interest rate applicable under the Note upon the occurrence and during the continuance of an Event of Default) shall be added to the Pledgor Obligations hereby secured and shall be payable to Secured Party by Pledgor on demand.

19.         Pledgor agrees that a breach of any of the covenants contained in this Agreement shall cause irreparable injury to Secured Party, and that Secured Party will have no adequate remedy at law in respect of such breach. As a consequence, Pledgor agrees that each and every covenant contained in this Agreement shall be specifically enforceable against Pledgor, without the necessity of posting a bond or other security.

20.         Pledgor shall indemnify, reimburse, defend and hold harmless Secured Party and its officers, directors, members, employees and agents (collectively, the “Indemnified Parties”) for, from and against any and all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, actual third party costs, expenses (including reasonable attorneys’ fees and legal expenses whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making, holding or enforcement of this Agreement by Secured Party to the extent resulting, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person other than Secured Party; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct. The provisions of, and undertakings and indemnification set forth in, this Section shall survive the satisfaction and payment in full of the Pledgor Obligations and termination of this Agreement. Any amounts which may become payable by Pledgor pursuant to the foregoing indemnity shall be added to Pledgor’s obligations hereunder and to the Pledgor Obligations.

21.         Pledgor hereby covenants and agrees to reimburse Secured Party promptly upon receipt of written notice from Secured Party for all reasonable costs and expenses payable to third parties incurred by Secured Party in connection with (a) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Pledgor or this Agreement (except to the extent resulting from Secured Party’s gross negligence, bad faith or willful misconduct, as determined by a final nonappealable judgment of a court of competent jurisdiction); and (b) enforcing any obligations of or collecting any payments due from Pledgor under this Agreement.

22.         In no event shall Secured Party be liable to Pledgor for any matter or thing in connection with this Agreement other than to account for monies actually received by Secured Party in accordance with the terms hereof and any state of facts determined by a final nonappealable judgment of a court of competent jurisdiction to be caused by Secured Party’s gross negligence, bad faith or willful misconduct in connection therewith. Secured Party shall not be liable for failure to collect or realize upon the Pledgor Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor be under any obligation to take any action whatsoever with regard thereto. Any part or all of the Collateral held by Secured Party may, without notice, but only during an Event of Default, be transferred into the name of Secured Party or its nominee and Secured Party or its nominee may thereafter without notice, exercise all Voting Rights and other rights in respect of the Collateral, including the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options in respect of the Collateral, as if it were the absolute owner thereof, all without liability except to account for property actually received by Secured Party or its nominee; provided, however, that Secured Party or its nominee shall have no duty to exercise any of the foregoing actions, or any liability for failure to do so or delay in so doing. Secured Party shall not be liable for the consequence of any Voting Rights cast or given by Secured Party in accordance with this Agreement, except for any such liability resulting solely from Secured Party’s gross negligence, bad faith or willful misconduct (as determined by a final nonappealable judgment of a court of competent jurisdiction). Except as otherwise expressly set forth in this Agreement, and except to the extent caused by Secured Party’s gross negligence, bad faith or willful misconduct (as determined by a final nonappealable judgment of a court of competent jurisdiction), Secured Party shall have no liability to Pledgor with respect to the receipt and application by Secured Party of Distributions, the holding by Secured Party of any Collateral pursuant to and in accordance with this Agreement and the other Loan Documents, or Secured Party’s taking, or failure to take, any action (including the obtaining of insurance) with respect to any Collateral.

23.         Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral actually in its possession. Except as may be prohibited by law or as may result from Secured Party’s gross negligence, bad faith or willful misconduct, Pledgor releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral or any actions taken or omitted to be taken by Secured Party with respect thereto, and Pledgor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands so released.

24.         No delay on the part of Secured Party in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

25.         Except as prohibited by statute, the respective parties hereto shall, and hereby do, waive trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Agreement, the Collateral or the relationship created hereby and with respect to any matter for which a jury trial cannot be waived, Pledgor agrees not to assert any such claim as a counterclaim in, nor move to consolidate same with, any action or proceeding.

26.         All notices, consents, requests, approvals, demands or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Pledgor or Secured Party may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof addressed as follows:

If to Pledgor:

Crossroads Systems (Texas), Inc.

c/o Crossroads Systems, Inc.

11000 North Mopac Expressway

Austin, TX 78759

Attn: President

Phone: (512) 349-0300

Fax: (512) 349-0304

Email: rcoleman@crossroads.com

With a copy to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, TX 75202

Attn: Ronald D. Rosener

Phone: (214) 468-3372

Fax: (214) 740-7164

Email: rrosener@hunton.com

And to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, TX 75202

Attn: W. Alan Kailer

Phone: (214) 468-3342

Fax: (214) 740-7136

Email: akailer@hunton.com

If to Secured Party:

Fortress Credit Co LLC

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Attn: James K. Noble III, General Counsel

Fax: 646-224-8716

Email: rnoble@fortress.com

With a copy to:

Perkins Coie LLP

30 Rockefeller Plaza, 22nd Floor

New York, New York 10112-0015

Attn: Richard T. Ross, Esq.

Phone: (212) 262-6903

Fax: (212) 977-1633

Email: RRoss@perkinscoie.com

And to:

Perkins Coie LLP

4 Embarcadero Center, Suite 2400

San Francisco, California 94111

Attn: Teresa Tate, Esq.

Phone: (415) 344-7015

Fax: (415) 344-7215

Email: TTate@perkinscoie.com

27.         Every member, shareholder or partner, as applicable, hereinafter admitted to Issuer as a successor member, shareholder or partner to Pledgor (to the extent permitted under the Loan Documents) shall at Secured Party’s request and as a condition thereto, join in this Agreement and agree to be bound by the terms and provisions hereof, pursuant to a written joinder and assumption agreement in form and substance reasonably satisfactory to Secured Party, and execute and deliver appropriate forms of assignment and other appropriate instruments indicating a perfected, continuing security interest in and Lien on the Collateral and in all proceeds thereof of Secured Party in such successor’s Collateral. The failure of any such successor to execute and deliver the same prior to or contemporaneously with its admission as a successor member, shareholder or partner to Pledgor in Issuer, if such failure shall continue for ten (10) days after such request by Secured Party shall constitute an Event of Default hereunder and under the terms and provisions of the Loan Documents.

28.         If the Secured Party has agreed in this Agreement or in any other Loan Document that the Secured Party shall not unreasonably withhold or delay its consent, and in fact the Secured Party acts unreasonably, the sole remedy against the Secured Party shall be an action for a declaratory judgment that the Secured Party has been deemed to have granted its consent, and the Secured Party shall not be liable for any money damages.

29.         All rights of Secured Party and the security interests granted hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)          any lack of validity or enforceability of the Note or any of the other Loan Documents;

(b)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Pledgor Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any of the other Loan Documents, including, without limitation, any increase in the Pledgor Obligations resulting from the extension of additional credit to Pledgor or otherwise;

(c)          any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Pledgor Obligations;

(d)          any manner of application of Collateral, or proceeds thereof, to all or any of the Pledgor Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Pledgor Obligations or any other assets of Pledgor; or

(e)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

30.         Solely with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Secured Party, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Equity Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section shall include the right to sign Pledgor’s name (as a member, shareholder or partner of Issuer, as applicable) to any consent, certificate or other document relating to an Article 8 Matter and the Equity Interests that applicable law may permit or require, to cause the Equity Interest to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Equity Interests that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Equity Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by the Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s obligations.

31.         This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Pledgor Obligations and all other amounts payable under this Agreement and any other Loan Document, (b) be binding upon and inure to the benefit of Pledgor and Pledgor’s successors and assigns, and (c) inure to the benefit of, and be enforceable by, and be binding upon Secured Party and Secured Party’s heirs, executors, legal representatives, and successors and assigns. Without limiting the generality of the foregoing clause (c), Secured Party may assign or otherwise transfer all or any portion of Secured Party’s rights under the Loan Documents to any other Person or entity if and to the extent so permitted by the Credit Agreement, and such other Person or entity which is such a permitted assignee or transferee shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise and charged with the obligations and responsibilities of Pledgor thereunder.

32.         Secured Party shall have the absolute right to assign the Loan and any of the Loan Documents or to grant participation interests in the Loan if and to the extent so permitted by the Credit Agreement. In connection with any such assignment by Secured Party of all of its Loans and all of its rights under the Loan Documents, Secured Party shall have the right to assign this Agreement and the Collateral held hereunder and all of its rights, title and interest hereunder and in the Collateral without Pledgor’s consent if and to the extent so permitted by the Credit Agreement. Upon any such assignment and the assignee’s assumption of all of Secured Party’s duties and obligations under the Loan Documents, Secured Party shall have no further liability or obligation to the Pledgor. In the event Secured Party shall assign any of its rights under this Agreement, Secured Party shall provide written notice of said assignment to Pledgor. Notwithstanding the foregoing sentence, Secured Party shall not be subject to any liability whatsoever for its failure to give said notice and Secured Party’s failure to give said notice shall not limit or reduce any of Pledgor’s obligations and liabilities under this Agreement.

33.         Nothing herein shall be deemed (a) to be a waiver of any right which Secured Party may have under the Bankruptcy Code or the bankruptcy laws of any state to file a claim for the then outstanding amount of the Loan or to require that all of the Collateral shall continue to secure all of the Pledgor Obligations; (b) to impair the validity of the Loan, the Note, the other Loan Documents or any other document or instrument delivered to Secured Party in connection therewith; or (c) to impair the right of Secured Party to commence an action to foreclose any Lien or security interest in connection with the exercise of its remedies hereunder. Nothing herein shall be deemed (i) to be a waiver of any right which Secured Party may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the indebtedness of the Loan and other amounts due under this Agreement, the Note or the other Loan Documents or to require that all of the Collateral shall continue to secure the Pledgor Obligations or (ii) to impair Secured Party’s rights to credit bid, under Section 363(k) of the Bankruptcy Code or otherwise, which rights are fully preserved.

34.         Pledgor shall from time to time, at its expense, promptly execute and deliver (or cause to be executed and delivered) all further instruments and agreements, and take all further actions, that may be reasonably necessary or appropriate, or that Secured Party may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable Secured Party to exercise or enforce its rights and remedies hereunder.

35.         The term “Secured Party” as used in this Agreement shall mean the holder from time to time of the Note. This Agreement shall inure to the benefit of and be binding upon, Secured Party named herein, its successors, assigns and legal representatives. Without intending to permit an assignment by Pledgor, this Agreement shall also bind Pledgor named herein, its successors, assigns and legal representatives.

36.         All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require. The term “Pledgor” shall mean “Pledgors” if more than one person is Pledgor, and in such event, the obligations of Pledgor shall be joint and several.

37.         Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, except as contemplated in the Partnership Agreement as such term is defined in the Credit Agreement, upon payment and performance in full of Pledgor’s Obligations, all of Secured Party’s security interests in and rights to the Collateral shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, Secured Party shall, at Pledgor’s expense, authenticate and deliver to Pledgor such documents as Pledgor may reasonably request to evidence such termination. Subject to the preceding sentence, this Agreement may not be terminated nor may any of its provisions be changed or waived, except by a writing signed by the party against whom such termination, change or waiver is sought to be applied.

38.         In case any one or more of the provisions contained in this Agreement or any application thereof shall be deemed invalid, illegal or unenforceable in any respect, such affected provisions shall be construed and deemed rewritten so as to be enforceable to the maximum extent permitted by law, thereby implementing to the maximum extent possible, the intent of the parties hereto, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

39.         If any amounts due under this Agreement, the Note or any other Loan Document are due upon demand or notice by Secured Party and if the Secured Party does not demand or notice the same, or, if noticed, the period under the notice extends beyond the Maturity Date, then such amounts shall in any event be due and payable upon the later to occur of the Maturity Date or the date upon which Pledgor is or becomes aware of such amounts being due.

40.         This Agreement shall be interpreted without the benefit of any presumption against the party causing this Agreement to be drafted.

41.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of law, except Section 5-1401 of the New York General Obligations Law. Pledgor (and the Secured Party by its acceptance hereof) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State or Federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and Pledgor (and the Secured Party by its acceptance hereof) hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Pledgor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in the County of New York, may be made certified or registered mail, return receipt requested, or overnight mail with a reputable national carrier, directed to Pledgor at its address specified in Section 26, and service shall be complete five (5) days after the same shall have been so mailed (one day in the case of an overnight mail service). Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any other jurisdiction.

42.         EACH OF PLEDGOR AND SECURED PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR AND SECURED PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PLEDGOR AND SECURED PARTY ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

43.         Oral agreements or commitments to loan money, extend credit or forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Pledgor has executed this Agreement on the day and year first above written.

PLEDGOR:

CROSSROADS SYSTEMS, INC.

By:	/s Richard K. Coleman, Jr.
Name: Richard K. Coleman, Jr.
Title: Interim President and CEO

[Signature Page to Pledge and Security Agreement]

Schedule 1

LIST OF EQUITY INTERESTS

		Percentage of
Issuer	Certificate No.	Equity Interest
Crossroads Systems (Texas), Inc.	C-001	100%

[Schedule 1 to Crossroads (Texas) Pledge and Security Agreement]

EXHIBIT A

CONSENT OF ISSUER

CONSENT (“Consent”), dated as of July [●], 2013 made by Crossroads Systems (Texas), Inc., a Texas corporation (“Issuer”).

Reference is made to that certain Pledge and Security Agreement (the “Pledge Agreement”), of even date herewith, between Crossroads Systems, Inc., a Delaware corporation (“Pledgor”), with a principal place of business at 11000 North Mo-Pac Expressway, Austin, TX 78759, and Fortress Credit Co LLC, a Delaware limited liability company (“Secured Party”) having an office located at 1345 Avenue of the Americas, 46th Floor, New York NY 10105. Issuer hereby acknowledges the receipt of a copy of the Pledge Agreement and acknowledges that Pledgor is bound thereby. For the purposes of this Consent, all capitalized terms not herein defined shall have the respective meanings ascribed thereto in the Pledge Agreement.

Issuer hereby consents to the Pledge Agreement and agrees to comply with the terms and provisions thereof applicable to it. Without limiting the foregoing, during the existence of an Event of Default, Issuer agrees to pay any and all Distributions directly to Secured Party in accordance with, and to the extent provided in, the terms and provisions of the Pledge Agreement. Until the Pledgor Obligations are paid in full and after the occurrence and during the continuance of an Event of Default, Issuer agrees to (i) comply with the instructions of Secured Party in connection with the exercise of Secured Party’s rights and remedies as set forth in the Pledge Agreement, without any further consent from Pledgor or any other Person in respect of the Collateral and (ii) to disregard any request made by Pledgor or any other person which contravenes such instructions of Secured Party in respect of the Collateral.

Issuer represents and warrants to Secured Party that, as of the date hereof, (i) Pledgor is the registered owner of 100% of the outstanding capital of Issuer; (ii) Issuer has no knowledge of any Lien or other security interest in the Collateral (other than Secured Party’s Lien or security interest); and (iii) the registered pledgee of the Collateral on the books of Issuer is Secured Party together with its successors and assigns, as secured party with respect to the Loan, and there is no other pledge currently registered on the books and records of Issuer with respect to the Collateral.

In the event that Secured Party forecloses on or exercises rights with respect to the Collateral (as defined in the Pledge Agreement), Issuer hereby consents to the following: (i) the admission of Secured Party or the purchaser of the Collateral at a sale under the Uniform Commercial Code, as the case may be (in either case, the “Purchaser”) as a limited partner of Issuer in substitution of Pledgor and (ii) Purchaser being granted all of the rights and benefits of Pledgor under the Formation Agreement, including, without limitation, all rights to vote, consent rights and receive distributions.

This Consent shall be governed by the laws of the State of Delaware. All notices required to be given hereunder shall be delivered as set forth in the Pledge Agreement.

This Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Exhibit A to Crossroads (Texas) Pledge and Security Agreement]

IN WITNESS WHEREOF, Issuer has executed this Consent as of the date first set forth above.

ISSUER:

Crossroads Systems, Inc.
a Delaware corporation

By:

Name:

Title:

[Exhibit A to Crossroads (Texas) Pledge and Security Agreement]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

See attached.

[Exhibit B to Crossroads (Texas) Pledge and Security Agreement]

ASSIGNMENT SEPARATE FROM CERTIFICATE

Crossroads Systems (Texas), Inc.

FOR VALUE RECEIVED and pursuant to that certain Pledge and Security Agreement dated as of July 22, 2013, Crossroads Systems, Inc. hereby assigns and transfers to _____________________ one-hundred percent (100%) or One Thousand (1,000) shares of common stock of Crossroads Systems (Texas), Inc., a Texas corporation (the “Company”), represented by Certificate No. C-001 standing in the name of Crossroads Systems, Inc. dated _______________, in the corporate records of the Company. Crossroads Systems, Inc. does hereby irrevocably constitute and appoint the Secretary of the Company as its attorney-in-fact to transfer such units on the books of the Company.

Dated:	Crossroads Systems, Inc.

By:
Name:

Its:

Instructions: Do not date this document or fill in any blanks other than the signature line. The purpose of this Assignment is to enable the assignee to hold a security interest in the shares without requiring additional signatures on the part of the registered shareholder in the event of default.

EXHIBIT C

DISCLOSURE SCHEDULE

See attached.